UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

Eastern Virginia Bankshares, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-23565	54-1866052
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Hospital Road, Tappahannock, Virginia	22560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 443-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 29, 2012 (the “Grant Date”), the executive officers of Eastern Virginia Bankshares, Inc. (the “Company”) received grants of TARP-compliant restricted stock under the Company’s 2007 Equity Compensation Plan (the “2007 Plan”) in the following amounts:

Executive	Number of shares of restricted stock
Joe A. Shearin	12,000
Joseph H. James, Jr.	6,000
J. Adam Sothen	4,000
Douglas R. Taylor	4,000
James S. Thomas	4,000
Ann-Cabell Williams	4,000

The grants were approved by the Compensation Committee of the Company’s Board of Directors and, subject to earlier forfeiture or accelerated vesting under circumstances described in the award agreement, provide for time-based installment vesting over five years from the Grant Date. The grants are subject to the terms of the 2007 Plan and the terms of the award agreement, a form of which is filed herewith as Exhibit 10.13 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.13	Form of TARP-compliant Restricted Stock Agreement under Eastern Virginia Bankshares, Inc. 2007 Equity Compensation Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN VIRGINIA BANKSHARES, INC.

Date: July 6, 2012

	By:	/s/ J. Adam Sothen
J. Adam Sothen
Executive Vice President & Chief Financial Officer